EXHIBIT 21

List of Subsidiaries of Concord Camera Corp. (1)

                                                                Jurisdiction of
                                                                Incorporation or
         Name of Subsidiary                                       Organization
         ------------------                                     ----------------

Concord Keystone Sales Corp.                                        Illinois

Concord Camera GmbH                                                 Germany

Concord Camera France S.A.R.L.                                       France

Concord Camera HK Limited(2)                                       Hong Kong

Concord Camera (Europe) Limited                                       U.K.

Goldline (Europe) Limited                                             U.K.

Concord Camera (Shenzhen) Company Ltd.                                PRC

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(1)   All subsidiaries are wholly owned (directly or indirectly).

(2)   Peoples Republic of China: d/b/a Concord Henggang Electronics Factory.



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